Exhibit 23.1

                            WEINBERG & ASSOCIATES LLC
                    6812 Cherokee Drive, Baltimore, MD 21209
                              Phone (410) 705-3155

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Mr. Yakov Terner, President
SeaOspa Inc.
3-6 ha'hishtadrut street
Kiryat Yam 29056 Israel.

Dear Mr. Terner:

                         CONSENT OF INDEPENDENT AUDITORS

I consent to the incorporation in the Registration Statement of SeaOspa, Inc. on Form S-1 of my report on the financial statements of the Company as its registered independent auditor dated January 20, 2009, as of and for the periods ended December 31, 2008 and 2007. I further consent to the reference to me in the section on Experts.

Respectfully submitted,


/s/ Alan Weinberg, CPA
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Baltimore, Maryland
December 22, 2008